UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALBERTON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1001, 10/F, Capital Center

151 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one ordinary share, one warrant and one right	The Nasdaq Stock Market LLC
Ordinary shares, no par value	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one-half (1/2) of one ordinary share at an exercise price of $11.50 per whole share	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10) of one ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-227652.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, warrants and rights of Alberton Acquisition Corporation (the “Company”). The description of the units, ordinary shares, warrants and rights contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on October 2, 2018, as amended from time to time (File No. 333-227652) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 23, 2018	ALBERTON ACQUISITION CORPORATION

	By:	/s/ Bin (Ben) Wang
	Name:	Bin (Ben) Wang
	Title:	Chief Executive Officer

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